Exhibit 99.1

Immunome Reports Second Quarter 2025 Financial Results and Provides Business Update

8/6/2025

BOTHELL, Wash. – Immunome, Inc. (Nasdaq: IMNM), a biotechnology company focused on developing first-in-class and best-in-class targeted cancer therapies, today announced financial results for the quarter ended June 30, 2025 and provided a business update.

“Immunome made substantial progress in the second quarter of 2025, underscored by the continued advancement of our clinical programs towards key milestones,” said Clay B. Siegall, Ph.D., President and Chief Executive Officer of Immunome. “We look forward to sharing topline data for the RINGSIDE trial of varegacestat before the end of this year, and we are well-positioned to support a new drug application submission for that program as appropriate.”

“We recently dosed the third cohort of patients in the dose escalation study of IM-1021, our ROR1 ADC. We are excited by the profile of HC74, the proprietary TOP1 inhibitor payload contained in IM-1021, and are making progress towards IND submission for three additional ADCs utilizing that technology.”

Pipeline Highlights

Varegacestat:

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Immunome expects to report topline data for the Phase 3 RINGSIDE Part B study before the end of 2025.
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Two additional analyses of the Phase 2 RINGSIDE Part A study were presented at 2025 ASCO Annual Meeting in June 2025, both of which can be found in the Investors portion of Immunome’s website:
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Subgroup Analysis of the Phase 2 Part of the RINGSIDE Phase 2/3 Trial of Varegacestat for Treatment of Desmoid Tumors
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Change in T2-Weighted Signal Intensity, Change in Tumor Volume, and Exposure-Response Analysis in the RINGSIDE Phase 2 Study of Varegacestat in Patients with Desmoid Tumors
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The European Medicines Agency granted Orphan Drug Designation to varegacestat in July 2025. Varegacestat previously received Orphan Drug Designation from the U.S. Food and Drug Administration in November 2023.

IM-1021: The Phase 1 clinical trial of IM-1021 is ongoing, with patients recently dosed at the third dose level. The trial is an open-label, multicenter dose-escalation and expansion study that is expected to include participants with advanced B-cell lymphomas and advanced solid tumors.

IM-3050: Immunome received IND clearance for IM-3050 in April 2025 and expects to initiate a Phase 1 clinical trial before the end of 2025.

Preclinical Pipeline: Immunome’s three preclinical ADCs against solid tumor targets, IM-1617, IM-1340 and IM-1335, each of which incorporates HC74, are currently undergoing IND-enabling work. Additional undisclosed ADCs are in discovery and lead optimization.

Second Quarter 2025 Financial Results

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As of June 30, 2025, cash, cash equivalents and marketable securities totaled $268.0 million. Immunome expects its current cash position to fund operations into 2027.
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Research and development expenses for the quarter ended June 30, 2025 were $40.5 million, including stock-based compensation costs of $2.2 million.
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General and administrative expenses for the quarter ended June 30, 2025 were $10.0 million, including stock-based compensation expense of $3.1 million.
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Immunome reported a net loss of $43.4 million for the quarter ended June 30, 2025.

About Immunome, Inc.

Immunome is a clinical-stage targeted oncology company committed to developing first-in-class and best-in-class targeted therapies designed to improve outcomes for cancer patients. We are advancing an innovative portfolio of therapeutics, drawing on leadership that previously played key roles in the design, development, and commercialization of cutting-edge targeted cancer therapies, including antibody-drug conjugate therapies (ADCs). Our most advanced pipeline programs are varegacestat (formerly AL102), a gamma secretase inhibitor which is currently in a Phase 3 trial for treatment of desmoid tumors; IM-1021, a ROR1-targeted ADC which is currently in a Phase 1 trial; and IM-3050, a FAP-targeted radioligand, which recently received IND clearance. Our pipeline also includes IM-1617, IM-1335, and IM-1340, all of which are preclinical ADCs pursuing undisclosed targets with expression in multiple solid tumors. For more information, visit www.immunome.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are not purely historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as “focused,” “on track,” “optimistic,” “will,” “potential,” “expect,” and similar expressions to identify these forward-looking statements. These forward-looking statements include progress of Immunome’s clinical programs to key milestones; Immunome’s expected timing for providing topline data for the Phase 3 RINGSIDE Part B trial and that it is well positioned to support a new drug application submission; Immunome’s progress towards submitting INDs for three additional ADCs; the expected tumor and cancer types of patients in Immunome’s Phase 3 RINGSIDE Part B trial; the expected timing for initiating a Phase 1 clinical trial for IM-3050; Immunome’s expected cash runway; the potential of Immunome’s ADC programs to provide first-in-class or best-in-class status; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. These forward-looking statements are based on Immunome’s current expectations and involve assumptions that may never materialize or may prove to be incorrect; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including the risk that Immunome will not be able to realize the benefits of its strategic transactions; the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions; the risk that pre-clinical data may not be predictive of clinical data; the risk that Immunome’s programs and product candidates fail to achieve their intended endpoints; uncertainties related to Immunome’s capital requirements and Immunome’s expected cash runway; Immunome’s ability to grow and advance its pipeline and successfully execute on its business plan; and other risks and uncertainties included under the caption “Risk Factors” in Immunome’s Quarterly Report on

Form 10-Q for the quarter ended March 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on May 12, 2025 and in Immunome’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, to be filed with the SEC later today. These documents can also be accessed on Immunome’s website at www.immunome.com by clicking on the link “Financials” under the “Investors” tab. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by law, Immunome assumes no obligation and does not intend to update any forward-looking statements included in this press release.

Investor Contact:

Max Rosett

Chief Financial Officer

investors@immunome.com

IMMUNOME, INC.

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$ 143,876	$ 143,351
Marketable securities	124,160	73,952
Prepaid expenses and other current assets	9,396	4,036
Total current assets	277,432	221,339
Property and equipment, net	11,025	10,113
Operating right-of-use assets	3,269	4,278
Restricted cash	210	100
Other long-term assets	4,354	4,411
Total assets	$ 296,290	$ 240,241
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 4,660	$ 14,189
Accrued expenses and other current liabilities	18,218	33,177
Deferred revenue, current	—	6,941
Total current liabilities	22,878	54,307
Operating lease liabilities, net of current portion	4,142	4,769
Total liabilities	27,020	59,076
Stockholders’ equity:
Preferred stock	—	—
Common stock	9	6
Additional paid-in capital	870,092	696,872
Accumulated other comprehensive (loss) income	(24)	57
Accumulated deficit	(600,807)	(515,770)
Total stockholders’ equity	269,270	181,165
Total liabilities and stockholders’ equity	$ 296,290	$ 240,241

IMMUNOME, INC.

Condensed Consolidated Statement of Operations and Comprehensive Loss

(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2025	2024
Collaboration revenue	$ 4,015	$ 2,364
Operating expenses:
In-process research and development	—	6,312
Research and development(1)	40,451	29,083
General and administrative(1)	10,042	6,978
Total operating expenses	50,493	42,373
Loss from operations	(46,478)	(40,009)
Interest income	3,081	3,887
Net loss	$ (43,397)	$ (36,122)
Net loss per share, basic and diluted	$ (0.50)	$ (0.60)
Weighted-average shares outstanding, basic and diluted	87,010,742	59,936,703
Comprehensive loss:
Net loss	$ (43,397)	$ (36,122)
Unrealized loss on marketable securities	(21)	(2)
Comprehensive loss	$ (43,418)	$ (36,124)

(1) Amounts include non-cash share-based compensation as follows (in thousands):

	Three Months Ended June 30,
	2025	2024
Research and development	$ 2,233	$ 1,041
General and administrative	3,114	2,186
Total share-based compensation expense	$ 5,347	$ 3,227